UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 19, 2021 (November 18, 2021)

CRACKER BARREL OLD COUNTRY STORE, INC.

(Exact Name of Registrant as Specified in its Charter)

Tennessee	001-25225	62-0812904
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Hartmann Drive, Lebanon, Tennessee 37087

(Address of Principal Executive Offices) (Zip code)

(615) 444-5533

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.01) Rights to Purchase Series A Junior Participating Preferred Stock (Par Value $0.01)	CBRL	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company’s 2021 annual meeting of shareholders (the “Annual Meeting”) was held on November 18, 2021 at the Company’s headquarters in Lebanon, Tennessee. On November 18, 2021, Broadridge Financial Services, Inc., the inspector of election for the Annual Meeting (“Broadridge”), delivered its certification of final voting results for the Annual Meeting to the Company. The final voting results reflect that a total of 20,702,766 shares of the Company’s common stock, out of a total of 23,511,862 shares of common stock outstanding and entitled to vote as of September 17, 2021, the record date, were present in person or represented by proxies at the Annual Meeting, and that the results for each proposal presented to the shareholders at the Annual Meeting are as set forth below:

Management Proposals:

1. Election to the Board of the following ten director nominees:

	For	Withheld
Thomas H. Barr	15,337,161	2,161,811
Carl T. Berquist	15,336,638	2,162,334
Sandra B. Cochran	15,249,396	2,249,576
Meg G. Crofton	15,342,584	2,156,388
Gilbert R. Dávila	15,331,306	2,167,666
William W. McCarten	15,193,515	2,305,457
Coleman H. Peterson	15,205,617	2,293,355
Gisel Ruiz	15,331,736	2,167,236
Darryl L. Wade	17,381,721	117,251
Andrea M. Weiss	14,728,273	2,770,699

*	The Company’s proxy solicitor, Okapi Partners LLC (“Okapi”), has informed the Company that Okapi determined that certain entities affiliated with Sardar Biglari (collectively, “Biglari”) withheld approximately 2 million votes for Messrs. Barr, Berquist, Dávila, McCarten, Peterson, and, Mses. Cochran, Crofton, Ruiz and Weiss.

The following ten directors were elected at the Annual Meeting: Thomas H. Barr, Carl T. Berquist, Sandra B. Cochran, Meg G. Crofton, Gilbert R. Dávila, William W. McCarten, Coleman H. Peterson, Gisel Ruiz, Darryl L. Wade, and Andrea M. Weiss. In addition, Broadridge has advised the Company that there were 3,203,794 broker non-votes on proposal 1.

2. Approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in the Company’s 2021 proxy statement (“say-on-pay”):

For	Against	Abstentions
14,872,110	2,521,499	105,363

*	Okapi has informed the Company that Okapi determined that Biglari voted approximately 2 million shares against this proposal.

Broadridge has advised the Company that there were 3,203,794 broker non-votes on proposal 2.

3. Approval of the Company’s shareholder rights plan:

For	Against	Abstentions
12,957,661	4,498,241	43,070

*	Okapi has informed the Company that Okapi determined that Biglari voted approximately 2 million shares against this proposal.

Broadridge has advised the Company that there were 3,203,794 broker non-votes on proposal 3.

4. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the Company’s 2022 fiscal year:

For	Against	Abstentions
19,822,240	843,850	36,676

Broadridge has advised the Company that there were zero broker non-votes on proposal 4.

Shareholder Proposal:

5. Approval of the proposal requesting that the Company adopt a policy that all shareholder meetings be held, either in whole or in part, through virtual means:

For	Against	Abstentions
10,074,099	7,308,907	115,966

Broadridge has advised the Company that there were 3,203,794 broker non-votes on proposal 5.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 19, 2021	CRACKER BARREL OLD COUNTRY STORE, INC.

	By:	/s/ Richard M. Wolfson
	Name:	Richard M. Wolfson
	Title:	Senior Vice President, General Counsel and Corporate Secretary